Exhibit 10.6
PLATINUM UNDERWRITERS HOLDINGS, LTD.
AMENDED AND RESTATED ANNUAL INCENTIVE PLAN
Section 1. Purpose
     The purpose of this Platinum Underwriters Holdings, Ltd. Amended and Restated Annual Incentive Plan is to attract, retain and motivate officers and select managers of the Company by providing them with an opportunity to earn annual incentive compensation based on the financial performance of the business and individual performance. The Plan is designed to promote the interests of the Company and its shareholders by motivating superior performance by key personnel to achieve the Company’s objectives.
Section 2. Definitions
     The following capitalized words as used herein shall have the following meanings:
     (a) “Annual Base Salary” means the base salary per annum in effect as of the end of a Plan Year, disregarding any deferrals, offsets or withholdings from base salary.
     (b) “Annual Bonus” means the amount paid to a Participant pursuant to the Plan in respect of a Plan Year.
     (c) “Annual ROE” means the sum of the Quarterly ROE for each fiscal quarter in the Plan Year.
     (d) “Board” means the Board of Directors of Platinum Underwriters Holdings, Ltd., a Bermuda company.
     (e) “Bonus Pool” shall have the meaning set forth in Section 5(a) hereof.
     (f) “Change in Control” shall have the meaning set forth in the Share Incentive Plan, as in effect on the relevant date of determination.
     (g) “Committee” means the Compensation Committee of the Board, or such other committee of the Board that the Board shall designate from time to time to administer the Plan.
     (h) “Common Shares” means the common shares of Platinum Underwriters Holdings, Ltd., a Bermuda company, par value $0.01 per share.
     (i) “Company” means Platinum Underwriters Holdings, Ltd., a Bermuda company, and its subsidiaries.
     (j) “Net Income” means the consolidated net income of the Company for a Plan Year, as reported in the Company’s financial statements for such Plan Year in accordance with accounting principles generally accepted in the United States.

     (k) “Participant” means an employee of the Company who has been designated by the Committee to participate in the Plan.
     (l) “Performance Bonus Multiplier” shall have the meaning set forth in Section 5(e) hereof.
     (m) “Performance Criteria” shall have the meaning set forth in Section 5(c) hereof.
     (n) “Performance Goal” shall have the meaning set forth in Section 5(d) hereof.
     (o) “Plan” means this Platinum Underwriters Holdings, Ltd. Amended and Restated Annual Incentive Plan, as it may be amended and restated from time to time.
     (p) “Plan Year” means each calendar year in which the Plan shall be in effect.
     (q) “Quarterly ROE” means (i) net income (loss) available to common shareholders as shown on the Company’s consolidated financial statements for a fiscal quarter prepared in accordance with accounting principles generally accepted in the United States less dividends declared and payable to holders of the Company’s preferred shares issued and outstanding as of the end of the fiscal quarter, divided by (ii) total shareholders’ equity as shown on such consolidated financial statements less the aggregate par value and additional paid in capital attributable to the Company’s preferred shares issued and outstanding as of the end of the fiscal quarter, disregarding any unrealized capital gains and losses.
     (r) “Restricted Share Unit” means a non-voting unit of measurement based on the Common Shares, which entitles a Participant to receive a payment of cash or Common Shares, as determined by the Committee, with such vesting requirements as may be established by the Committee in a restricted share unit award agreement. Restricted Share Units shall be awarded pursuant to the terms of the Share Incentive Plan, and the number of Restricted Share Units issued shall be determined by the Committee by dividing all or a portion of the payment amount of an Annual Bonus by the Fair Market Value (as defined in the Share Incentive Plan) of the Common Shares as of the date of payment of the Annual Bonus.
     (s) “Share Incentive Plan” means the Company’s 2006 Share Incentive Plan, as it may be amended and restated from time to time, or any successor plan thereto.
     (t) “Target Bonus” means a Participant’s Annual Base Salary multiplied by a percentage of such Annual Base Salary, as established in respect of a Participant for a Plan Year.
Section 3. Plan Administration
     (a) Committee Members. The Plan shall be administered by the Committee. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Annual Bonus paid hereunder.

     (b) Discretionary Authority. Subject to the express limitations of the Plan, the Committee shall have authority in its sole discretion to determine the time or times at which Annual Bonuses may be paid, the recipients of Annual Bonuses, and all other terms and conditions associated with the payment of Annual Bonuses hereunder. The Committee shall also have discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.
     (c) Delegation of Authority. The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to determine the terms and conditions associated with the payment of Annual Bonuses under the Plan, subject to such limitations as the Committee shall determine. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.
Section 4. Eligibility and Participation
     Employees of the Company who hold a position as an officer or manager of the Company shall be eligible to participate in the Plan for a Plan Year. Each such eligible employee who is designated by the Committee shall become a Participant in the Plan with respect to a Plan Year. The Committee may also designate persons who become employed, are transferred or are promoted after the beginning of a Plan Year to become Participants in the Plan. Designation by the Committee for participation in the Plan for a Plan Year shall not provide the Participant with any rights to the payment of an Annual Bonus for the Plan Year, regardless of the amount of the Bonus Pool for the Plan Year.
Section 5. Bonus Pool and Performance Measures
     (a) Determination of Bonus Pool. The aggregate bonus pool (the “Bonus Pool”) shall be determined as soon as practicable following the conclusion of each Plan Year and shall equal the sum of all Participants’ Target Bonuses multiplied by the applicable Performance Bonus Multiplier, subject to the approval of the Committee and the Board as provided in the Charter of the Compensation Committee of the Board, as in effect from time to time. Notwithstanding the foregoing, the Bonus Pool for a Plan Year shall in no event be less than $1,000,000 (or such other amount as approved by the Committee for a Plan Year). No Annual Bonuses may be paid prior to the approval of the Bonus Pool by the Committee and the Board.
     (b) Determination of Participants, Target Bonuses and Performance Measures. At the beginning of a Plan Year, the Committee shall determine in its sole discretion the Participants under the Plan, the Target Bonuses applicable to each of such Participants, the Performance Criteria, and the applicable Performance Goals relating to the Performance Criteria.
     (c) Performance Criteria. For purposes of the Plan, the “Performance Criteria” for a given Plan Year shall be one or any combination of the following, for the Company or any identified subsidiary or business unit, as may be selected by the Committee in its sole discretion at the beginning of the Plan Year: Net Income, Annual ROE, or such other measure of the Company’s performance selected and determined by the Committee in its sole discretion.
     (d) Performance Goals. For purposes of the Plan, the “Performance Goals” relative to the applicable Performance Criteria for a given Plan Year shall be the levels of achievement relating to such Performance Criteria as may be selected by the Committee in its sole discretion at the beginning of the Plan Year. The Performance Goals may be applied on an absolute basis or relative to an identified index or peer group, as specified by the Committee. The Performance Goals may be applied by the Committee after excluding charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effects of accounting changes, or taking into account such other factors as the Committee deems appropriate in its sole discretion.
     (e) Performance Bonus Multiplier. For purposes of the Plan, the term “Performance Bonus Multiplier” means the percentage applicable to the degree of achievement with respect to the Performance Goals by which a Participant’s Target Bonus shall be multiplied to determine the amount allocable to the Bonus Pool, as determined by the Committee and set forth in a schedule for a given Plan Year. The Performance Bonus Multiplier for a degree of achievement which falls between particular Performance Goals set forth in such schedule shall be determined by straight line interpolation.
Section 6. Payment of Annual Bonuses
     (a) Amount of Payment. As soon as practicable following the end of a Plan Year, the Committee shall determine in its sole discretion the Annual Bonus amounts to be paid from the Bonus Pool, if any, to Participants under the Plan in respect of such Plan Year. The Committee shall not be required to exhaust the entire Bonus Pool for the payment of Annual Bonuses in respect of a Plan Year. The Committee’s determinations regarding the amounts to be paid from the Bonus Pool need not be uniform and may be made by the Committee selectively among Participants, whether or not such Participants are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making such determinations under the Plan including, without limitation, the achievement of certain Performance Goals by the Company, the performance of a business unit of the Company, the individual performance of a Participant, the Target Bonus of a Participant, the recommendations or advice of any officer or employee of the Company, or such other factors as the Committee deems appropriate. The Committee may provide for the payment of an Annual Bonus to a Participant that is less than, equal to or greater than such Participant’s Target Bonus, provided that the aggregate Annual Bonus amounts paid to all Participants under the Plan in respect of a Plan Year shall not exceed the Bonus Pool established for such Plan Year.

     (b) Timing and Form of Payment. Subject to the requirements of section 409A of the Internal Revenue Code, the payment of Annual Bonuses under the Plan shall be made at such time or times as determined by the Committee in its sole discretion. Payment of Annual Bonuses shall be made in cash, Restricted Share Units or in a combination of cash and Restricted Share Units, as may be determined in the sole discretion of the Committee at the time of payment.
     (c) Tax Withholding. Any payment under the Plan shall be subject to applicable income and employment taxes and any other amounts that the Company is required by law to deduct and withhold from such payment.
Section 7. Termination of Employment
     (a) General Rule. Subject to the provisions of Section 7(b) hereof, the payment of an Annual Bonus under the Plan to a Participant is conditioned upon the continued employment of the Participant with the Company at the time of payment of the Annual Bonus. If the employment of a Participant with the Company is terminated for any reason, at any time prior to the time of payment of an Annual Bonus, the Participant shall not be entitled to receive an Annual Bonus under the Plan, unless otherwise provided by the Committee.
     (b) Exceptions. The Committee may, in its sole discretion, provide for the payment of an Annual Bonus in the event a Participant’s employment with the Company is terminated for any reason including, but not limited to, a termination by the Company without cause or as a result of the Participant’s death or disability. Such payment may be made on a pro-rated or accelerated basis as determined by the Committee in its sole discretion. To the extent that a Participant is a party to an employment agreement with the Company containing provisions for the treatment of an Annual Bonus under the Plan upon a termination of employment, such provisions of the employment agreement shall govern and control for purposes of this Section 7.
Section 8. Change in Control
     In the event of a Change in Control of the Company, each Participant shall, subject to the continued employment of the Participant with the Company at the time of the Change in Control, receive a payment in respect of the Participant’s Target Bonus on a pro rata basis, based on the period of service for the Plan Year prior to the Change in Control and the Performance Goals achieved by the Company as of the end of the fiscal quarter immediately preceding the date of the Change in Control, as determined by the Committee prior to the Change in Control in its sole discretion. To the extent that a Participant is a party to an employment agreement with the Company containing provisions for the treatment of an Annual Bonus under the Plan upon a Change in Control, such provisions of the employment agreement shall govern and control for purposes of this Section 8.
Section 9. General Provisions
     (a) Effective Date. The Plan shall be effective with respect to Plan Years beginning on or after January 1, 2006.
     (b) Amendment and Termination. The Company may, from time to time, by action of the Board, amend, suspend or terminate any or all of the provisions of the Plan.

     (c) Coordination with Section 162(m) Plan. All amounts paid to Participants who shall also be Participants in the Company’s “Section 162(m) Performance Incentive Plan” for a Plan Year shall, to the extent determined by the Committee, be subject to the terms and conditions of such plan, and in the event of any conflict, the terms of the Section 162(m) Performance Incentive Plan shall govern and control.
     (d) Section 409A Compliance. To the extent applicable, it is intended that the Plan comply with the provisions of section 409A of the Internal Revenue Code, and the Plan shall be construed and applied in a manner consistent with this intent. Any provision that would cause any amount payable under the Plan to be includible in the gross income of a Participant under section 409A(a)(1) of the Internal Revenue Code shall have no force and effect. Notwithstanding any other provision of the Plan to the contrary, the Board may amend the Plan solely to comply with any new regulations or other guidance from the Internal Revenue Service under section 409A of the Internal Revenue Code without the consent of the Participant.
     (e) No Right to Employment. Nothing in the Plan shall be deemed to give any Participant the right to remain employed by the Company or to limit, in any way, the right of the Company to terminate, or to change the terms of, a Participant’s employment at any time.
     (f) No Presumption of Plan Benefits. Neither the adoption of the Plan by the Board nor any of the terms of the Plan shall be deemed to create any rights of an employee to the payment of an Annual Bonus hereunder, nor to obligate the Company to pay any Annual Bonuses under the Plan for any Plan Year.
     (g) Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of New York, without regard to choice-of-law rules thereof.
PLATINUM UNDERWRITERS HOLDINGS, LTD.